EXHIBIT 10.2

EXECUTION COPY

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as April 2, 2012 (this “Agreement”), among RLJ ACQUISITION, INC., a Nevada corporation (“RLJ”), and each of the stockholders whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, as of the date hereof and except as noted on Exhibit A hereto, each Stockholder represents and warrants to RLJ that it owns of record and beneficially and has good, valid and marketable title to, free and clear of any lien, pledge, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to this Agreement, and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the number of shares of common stock, par value $0.0001 per share (“Company Common Stock”), of Image Entertainment, Inc., a Delaware corporation (the “Company”), as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, RLJ and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the “Merger Agreement”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a draft of which has been made available to each Stockholder, which provides, among other things, that, upon the terms and subject to the conditions thereof, Image Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Holdings.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Stockholders hereby agree as follows:

1.  Agreement to Vote. Each Stockholder, by this Agreement, with respect to its Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as RLJ may reasonably request) to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such Stockholder’s Shares (i) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and all other transactions contemplated by the Merger Agreement and this Agreement, (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including any Competing Transaction) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

2.  Transfer of Shares. Each Stockholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares or (d) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing its obligations hereunder.

3.  No Solicitation of Transactions. None of the Stockholders shall, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage the submission of, any Competing Transaction or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Superior Proposal. Each Stockholder shall, and shall direct or cause its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Competing Transaction. Each Stockholder shall promptly advise RLJ orally and in writing of (a) any Competing Transaction or any request for information with respect to any Competing Transaction, received by such Stockholder, the material terms and conditions of such Competing Transaction or request and the identity of the person making such Competing Transaction or request and (b) any changes in any such Competing Transaction or request. No provision of this Agreement shall prevent or restrict in any manner an officer, director or employee of Image from performing his or her fiduciary duty to Impala and its stockholders.

4.  Information for Joint Proxy Statement; Disclosure. Each Stockholder represents and warrants to RLJ that none of the information relating to such Stockholder and its affiliates provided by or on behalf of such Stockholder or its affiliates for inclusion in the Joint Proxy Statement will, at the respective times the Joint Proxy Statement is filed with the SEC or is first published, sent or given to Stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Stockholder authorizes and agrees to permit RLJ to publish and disclose in the Joint Proxy Statement and related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

5.  Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (i) the Image Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement occurring prior to termination.

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6.  Miscellaneous. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified on the signature pages of this Agreement.

(c)          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)          This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that RLJ may assign all or any of its rights and obligations hereunder to any affiliate of RLJ, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

(e)          This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)          The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

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(h)          This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)          At the request of RLJ, in the case of any Stockholder, or at the request of the Stockholders, in the case of RLJ, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)          Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (j).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RLJ ACQUISITION, INC.

/s/ H. Van Sinclair
Name: H. Van Sinclair
Title: Chief Executive Officer

[Signatures continue on next page]

Signature Page to Stockholder Support Agreement

STOCKHOLDERS:

JH Partners Evergreen Fund, L.P.

By: JH Evergreen Management, LLC
Its: General Partner

By:	/s/ R. Todd Forrest
Name: R. Todd Forrest
Title: Chief Financial Officer

c/o JH Partners, LLC
451 Jackson Street
San Francisco, CA 94111
Telephone: 415-364-0300
Facsimile: 415-364-0333

JH Investment Partners III, L.P.

By: JH Evergreen Management, LLC
Its: General Partner

By:	/s/ R. Todd Forrest
Name: R. Todd Forrest
Title: Chief Financial Officer

c/o JH Partners, LLC
451 Jackson Street
San Francisco, CA 94111
Telephone: 415-364-0300
Facsimile: 415-364-0333

Signature Page to Stockholder Support Agreement

JH Investment Partners GP Fund III, LLC

By: JH Evergreen Management, LLC
Its: Manager

By:	/s/ R. Todd Forrest
Name: R. Todd Forrest
Title: Chief Financial Officer

c/o JH Partners, LLC
451 Jackson Street
San Francisco, CA 94111
Telephone: 415-364-0300
Facsimile: 415-364-0333

Signature Page to Stockholder Support Agreement

EXHIBIT A

LIST OF STOCKHOLDERS

Name of Stockholder	Number of Shares of Company Common Stock Owned Beneficially and of Record

JH PARTNERS EVERGREEN FUND, LP	149,795,403
JH INVESTMENT PARTNERS III, LP	17,866,505
JH INVESTMENT PARTNERS GP FUND III, LLC	8,206,792